    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          UNITED PARCEL SERVICE, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           58-2480149
          (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification No.)

                             ---------------------
                           55 GLENLAKE PARKWAY, N.E.
                             ATLANTA, GEORGIA 30328
                                 (404) 828-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            JOSEPH R. MODEROW, ESQ.
                          UNITED PARCEL SERVICE, INC.
                           55 GLENLAKE PARKWAY, N.E.
                             ATLANTA, GEORGIA 30328
                                 (404) 828-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                  MARY A. BERNARD                                    STEVEN R. FINLEY
                KING & SPALDING LLP                             GIBSON, DUNN & CRUTCHER LLP
            1185 AVENUE OF THE AMERICAS                               200 PARK AVENUE
             NEW YORK, NEW YORK 10036                            NEW YORK, NEW YORK 10166
                  (212) 556-2100                                      (212) 351-4000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF              AMOUNT            OFFERING PRICE         AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED      TO BE REGISTERED        PER UNIT(2)       OFFERING PRICE(2)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Debt securities................   $2,000,000,000(1)            100%            $2,000,000,000          $161,800
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Plus such additional principal amount as may be necessary such that, if debt securities are issued with an original issue discount, the aggregate initial offering price of all debt securities will equal $2,000,000,000.

(2) Estimated pursuant to Rule 457 under the Securities Act of 1933.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED AUGUST 27, 2003.

PROSPECTUS

                                   (UPS LOGO)

                          UNITED PARCEL SERVICE, INC.

                                 $2,000,000,000

                                DEBT SECURITIES

                             ---------------------

     We may offer from time to time up to $2,000,000,000 of debt securities, which will be our senior unsecured debt obligations. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

                The date of this prospectus is August   , 2003.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About This Prospectus.......................................     1
Where You Can Find More Information.........................     1
Forward-Looking Statements..................................     2
The Company.................................................     3
Ratio of Earnings to Fixed Charges..........................     3
Use of Proceeds.............................................     4
Description of Debt Securities..............................     4
Plan of Distribution........................................    12
Legal Matters...............................................    13
Experts.....................................................    13

                             ABOUT THIS PROSPECTUS

     This prospectus is a part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell debt securities in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the debt securities we may sell. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

     Unless the context requires otherwise, references to "UPS," "we," "us," and "our" mean United Parcel Service, Inc. and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings from the New York Stock Exchange, you should call (212) 656-5060.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     - Current Report on Form 8-K filed on February 21, 2003;

     - Current Report on Form 8-K filed on April 24, 2003; and

     - Current Report on Form 8-K filed on July 29, 2003.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

        United Parcel Service, Inc.
        55 Glenlake Parkway, N.E.
        Atlanta, Georgia 30328
        Attention: Corporate Secretary
        Telephone: (404) 828-6000

     We have also filed a registration statement with the SEC relating to the debt securities. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement may contain additional information that may be important to you.

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "would," "could," "should," "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. These statements include, among others, statements regarding our anticipated operating results, our business strategy, expected capital expenditures, working capital needs and sources of liquidity.

     Forward-looking statements are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. Important assumptions include the expected timing and cost of planned capital expenditures, the cost of complying with applicable regulatory requirements, expected outcomes of pending litigation, expected fuel and labor costs, pricing levels and expected demand for our services. One or more of our assumptions could prove inaccurate. Forward looking statements are also subject to a number of risks that could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - Changes in general economic and other conditions in the markets in which we operate around the world could have an adverse impact on our business and results of operations. Our results of operations in international markets also are affected by currency exchange and inflation risks.

     - Strikes, work stoppages and slowdowns by our employees could adversely affect our ability to conduct our business. Such actions may affect our ability to meet our customers' needs, and customers may do more business with our competitors if they believe that such actions may adversely affect our ability to provide service. We may lose customers if we are unable to provide uninterrupted service. The terms of future collective bargaining agreements also may affect our competitive position and results of operations.

     - We must comply with complex and stringent aviation, transportation, environmental, labor, employment and other governmental laws and regulations. In addition, we must respond to new laws and regulations resulting from, among other things, increased security concerns following the events of September 11, 2001 or future terrorist events or other geopolitical conditions. Our failure to comply with applicable laws or regulations could result in substantial fines or possible revocation of our authority to conduct our operations in affected markets.

     - We face competition on a local, regional, national and international basis. Our competitors include the postal services of the U.S. and other nations, various motor carriers, express companies, freight forwarders, air couriers and others. Our industry is undergoing rapid consolidation, and the combining entities are competing aggressively for business at low rates.

     - We require significant quantities of gasoline, diesel fuel and jet fuel and are exposed to the commodity price risk associated with variations in the market price for petroleum products. A disruption in the supply, or an increase in the price, of gasoline, diesel fuel and/or jet fuel for our aircraft and delivery vehicles as a result of a war or any other factor could have an adverse effect on our results of operations.

     - Cyclical and seasonal fluctuations in the demand for our services could adversely affect our results of operations during such periods.

     We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  THE COMPANY

     We are the world's largest package delivery company and a global leader in supply chain services. We were founded in 1907 as a private messenger and delivery service in the Seattle, Washington area. Over the past 96 years, we have expanded from a small regional parcel delivery service into a global company. We deliver packages each business day for approximately 1.8 million shipping customers to six million consignees. In 2002, we delivered an average of more than 13 million pieces per day worldwide. Total revenue in 2002 was over $31 billion. We offer an extensive range of options for synchronizing the movement of goods, information and funds.

     Our primary business is the time-definite delivery of packages and documents throughout the United States and in over 200 other countries and territories. We have established a global transportation infrastructure and developed a comprehensive portfolio of guaranteed delivery services, and we support these services with advanced technology. We provide integrated supply chain solutions for major companies worldwide. We are the industry leader in the delivery of goods purchased over the Internet.

     The address and telephone number of our principal executive offices are 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                             SIX MONTHS
                                                     YEAR ENDED                 ENDED
                                                    DECEMBER 31,              JUNE 30,
                                          --------------------------------   -----------
                                          1998   1999   2000   2001   2002   2002   2003
                                          ----   ----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges......  8.9    6.7    15.3   11.2   16.1   12.2   14.3

     For purposes of calculating the ratio of earnings to fixed charges, earnings include income before income taxes and fixed charges less capitalized interest. Fixed charges include interest, whether capitalized or expensed, amortization of debt expense and any discount or premium relating to any indebtedness, whether capitalized or expensed, and the portion of rent expense considered to represent interest.

                                USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the debt securities offered under this prospectus and the applicable prospectus supplement for general corporate purposes, which may include, among others, the following:

     - repaying debt,

     - making capital investments,

     - funding working capital requirements, and

     - funding possible acquisitions and investments in joint ventures.

     Pending any of these uses, we may temporarily invest the net proceeds in investment grade securities.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities under an indenture between us and Citibank, N.A., which acts as trustee. The indenture and the debt securities are governed by New York law.

     We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture. You can obtain copies of the indenture by following the directions described under the caption "Where You Can Find More Information."

GENERAL

     The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also generally does not limit our ability to incur additional debt and does not contain financial or similar restrictive covenants. The debt securities will be unsecured and will rank equally with all of our other senior debt and senior to our subordinated debt, if any.

     Unless we inform you otherwise in a prospectus supplement, the indenture will not contain any debt covenants or other provisions that would protect holders of the debt securities in the event we participate in a highly leveraged or other transaction that may adversely affect our creditworthiness.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the person or entity to whom any interest on the debt securities will be payable;

     - the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on the debt securities will be payable;

     - the rate or rates at which the debt securities will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

     - the place or places where the principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on the debt securities will be payable;

     - any redemption dates, prices, rights, obligations and restrictions on the debt securities;

     - any mandatory or optional sinking fund, purchase fund or similar provisions;

     - the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples of $1,000;

     - whether payments of principal of or any premium or interest will be determined by an index, formula or other method and the manner in which these amounts will be determined;

     - the currency or currency unit in which principal and interest will be paid if other than U.S. dollars;

     - the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the principal amount;

     - if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

     - whether the debt securities will be defeasible, in whole or any specified part, and whether some of our covenants will be defeasible and, if other than by a resolution of our Board of Directors or Executive Committee, the manner in which any election by us to defease the debt securities or covenants will be evidenced;

     - whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

     - whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on the debt securities;

     - any addition to or change in the Events of Default and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount due and payable;

     - any addition to or change in the covenants that apply to the debt securities;

     - terms with respect to book-entry procedures; and

     - any other material terms of the debt securities not specified in this prospectus. (Section 3.01)

     We may sell the debt securities, including original issue discount securities, at a substantial discount below their principal amount. We may describe special United States federal income tax considerations, if any, applicable to the debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to the debt securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

FORM, EXCHANGE AND TRANSFER

     Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Registration of transfer or exchange will be effected by the security registrar or the transfer agent, as the case may be, when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. (Section 3.05) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 10.02)

     If debt securities of any series are to be redeemed in part, we will not be required to:

     - issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of such mailing or

     - register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

GLOBAL SECURITIES

     Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, and register the global security in the name of Cede & Co. or another nominee of DTC. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.

     Except as set forth below, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised us as follows:

          (1) DTC is:

          - a limited purpose trust company organized under the laws of the State of New York;

          - a "banking organization" within the meaning of the New York banking law;

          - a member of the Federal Reserve System;

          - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

          - a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

          (2) DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC.

          (3) Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

          (4) Upon issuance of a global security, DTC will credit the accounts of participants designated by any dealers, underwriters or agents participating in the distribution of the debt securities with the respective principal amounts of debt securities beneficially owned by such participants.

          (5) Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer or pledge beneficial interests in a global security.

     As long as DTC's nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:

     - be entitled to have any debt securities registered in your name;

     - receive or be entitled to receive physical delivery of any debt securities in definitive form; and

     - be considered the owners or holders of the debt securities under the indenture.

     We will make payment of principal of and premium, if any, and interest on debt securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or premium or interest on, a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown in DTC's records. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, the trustee nor any of our respective agents will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records related to such beneficial ownership interests.

     Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or any nominee of DTC unless:

     - DTC has notified us that it is unwilling or unable to continue as depositary for a global security or has ceased to be qualified to act as depositary as required by the indenture;

     - there shall have occurred and be continuing an event of default with respect to the debt securities represented by a global security; or

     - there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

     All securities issued in exchange for a global security or any portion of a global security will be registered in the names as DTC may direct. (Sections
2.04 and 3.05)

     Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the indenture. All payments and deliveries of principal of and any premium, maturity consideration and interest on a global security will be made to DTC or its nominee, as the case may be, as the holder thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name the security, or one or more predecessor securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, maturity consideration and interest on the debt securities of a particular series (other than a global security) will be payable or deliverable at the office of the paying agent or paying agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to the payment as that address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments and deliveries with respect to debt securities of each series. Any other paying agents initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 10.02)

     All consideration paid or delivered to a paying agent for the payment or delivery of the principal of or any premium, maturity consideration or interest on any debt security that remains unclaimed at the end of two years after such principal, premium, maturity consideration or interest has become due and payable or deliverable will be repaid to us, and the holder of the debt security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any Person unless:

          (1) either we are the continuing corporation or the Person formed by any consolidation or into which we are merged or the Person that acquires by conveyance, transfer, or lease all or substantially all of our properties and assets shall be:

        - organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

        - shall expressly assume all of our obligations under the debt securities and the indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) we or such Person has delivered to the trustee an officer's certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with the applicable provisions of the indenture.

     Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of our properties and assets, the successor Person formed by a consolidation, or into which we are merged or the successor Person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of ours under the debt securities and the indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the debt securities and indenture. (Sections 8.01 and 8.02)

EVENTS OF DEFAULT

     The indenture defines an Event of Default with respect to any series of debt securities as any one of the following events:

          (1) failure to pay any interest on the debt securities of that series when due, continued for 30 days;

          (2) failure to pay any principal of or premium on the debt securities of that series when due whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise;

          (3) failure to deposit any sinking fund payment when due on the debt securities of that series;

          (4) failure to perform or the breach of any other covenant in the indenture applicable to the debt securities of that series, continued for 60 days after written notice as provided in the indenture; or

          (5) certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

     If an Event of Default occurs and is continuing with respect to the debt securities of any series, other than an Event of Default referred to in clause
(5) above, either the trustee or the holders of 25% in principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price, of the outstanding debt securities of that series, each series acting as a separate class, may declare the principal of the debt securities of that series, or an other amount or property, as may be provided for in the debt securities of that series, to be due and payable. If an Event of Default described in clause (5) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series, or such other amount or property, as may be provided for in the debt securities of that series, (or, in the case of any original issue discount security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. (Section 5.02). The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, on behalf of all holders of debt securities of the series, waive any past default under the indenture with respect to the debt securities of the series, except a default in the delivery or payment of the maturity consideration or interest on any debt security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (Section 5.13)

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 5.12)

     No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless

          (1) the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series,

          (2) the holders of at least 25% in aggregate principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, have made written request to the trustee to institute a proceeding as trustee,

          (3) the holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and

          (4) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07) However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of delivery or payment of the maturity consideration relating to, or interest on, the debt security on or after the applicable due date specified in the debt security. (Section 5.08)

     We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults. (Section 10.04)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the indenture, relating to defeasance and discharge of indebtedness, or Section
13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. (Section 13.01)

  DEFEASANCE AND DISCHARGE

     The indenture provides that, upon our exercise of our option to have
Section 13.02 of the indenture apply to any debt securities, we will be deemed to have been discharged from all obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

  DEFEASANCE OF COVENANTS

     The indenture provides that, upon our exercise of our option to have
Section 13.03 of the indenture apply to any debt securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (4) (with respect to restrictive covenants) and under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

MODIFICATION OF THE INDENTURE

     The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect. (Section 9.01)

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price, of the outstanding debt securities of each series affected thereby, except that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

          (1) change the stated maturity of the maturity consideration or any installment of maturity consideration or interest on, any debt security,

          (2) reduce the principal amount of or reduce the amount or change the type of maturity consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of maturity consideration of an original issue discount security or any other debt security that would be due and deliverable or payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default, of any debt security,

          (3) change the place of payment where, or the coin or currency in which, any maturity consideration or interest on any debt security are deliverable or payable,

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

          (5) reduce the percentage in principal amount or aggregate issue price, as the case may be, of debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

          (6) modify the requirements contained in the indenture for consent to or approval of certain matters except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 9.02)

     A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has been expressly included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 9.02)

     The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of the series, waive compliance by us with certain restrictive provisions of the indenture. (Section 10.07)

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register. (Section 1.07)

TITLE

     We, the trustee and any agent of ours or the trustee's may treat the Person in whose name a debt security is registered as the absolute owner of a debt security for the purpose of making payment and for all other purposes. (Section 3.08)

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

REGARDING THE TRUSTEE

     Citibank, N.A. is the trustee under the indenture. We have other customary banking relationships with Citibank, N.A. in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities:

     - through underwriters or dealers;

     - through agents; or

     - directly to one or more purchasers.

     The distribution of the debt securities may be effected from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed from time to time;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     For each series of debt securities, the applicable prospectus supplement will set forth the terms of the offering including:

     - the initial public offering price;

     - the names of any underwriters, dealers or agents;

     - the purchase price of the debt securities;

     - our proceeds from the sale of the debt securities;

     - any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

     - any discounts or concessions allowed or reallowed or repaid to dealers;
       and

     - the securities exchanges on which the securities will be listed, if any.

     If we use underwriters in the sale, they will buy the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions at a fixed public offering price or at varying prices determined at or after the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

     If we use dealers in the sale, we will sell debt securities to those dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of debt securities in any state that does not permit an offer of these securities.

     Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions where the institution contractually agrees to purchase the debt securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

     The debt securities will be new issues of securities with no established trading market and unless specified in the applicable prospectus supplement will not be listed on any securities exchange. It has not been established whether the underwriters, if any, of any series of debt securities may make a market in the debt securities they underwrite, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for the debt securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the debt securities will be passed upon for us by King & Spalding LLP. Certain legal matters in connection with the debt securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in our method of accounting for both derivative instruments and hedging activities and goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 133, as amended, and Statement of Financial Accounting Standards No. 142, respectively), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

SEC registration fee........................................   $161,800
Printing expenses...........................................     20,000
Accounting fees and expenses................................     25,000
Legal fees and expenses.....................................     75,000
Blue sky fees and expenses..................................      5,000
Miscellaneous...............................................      5,000
                                                               --------
Total.......................................................   $291,800
                                                               ========

---------------

* All expenses, other than the registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     Our Restated Certificate of Incorporation, as amended, does not provide for indemnification of our directors and officers, but our Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to very limited exceptions.

     Reference is made to the indemnity agreements contained in the Underwriting Agreement listed as Exhibit 1.1 to the Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER
-------
  1.1     --    Form of Underwriting Agreement.
  4.1     --    Indenture, dated as of August 26, 2003, between United
                Parcel Service, Inc. and Citibank, N.A.
  4.2     --    Form of debt security (included in Exhibit 4.1)
  5.1     --    Opinion of King & Spalding LLP.
 12.1     --    Computation of ratio of earnings to fixed charges.
 23.1     --    Consent of Deloitte & Touche LLP.
 23.2     --    Consent of King & Spalding LLP (included in Exhibit 5.1).
 25.1     --    Statement of Eligibility of the Trustee under the Trust
                Indenture Act of 1939.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of August, 2003.

                                          UNITED PARCEL SERVICE, INC.

                                          By:     /s/ MICHAEL L. ESKEW
                                            ------------------------------------
                                              Name: Michael L. Eskew
                                              Title: Chairman and
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of United Parcel Service, Inc., hereby severally constitute and appoint D. Scott Davis and Joseph R. Moderow and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable United Parcel Service, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

                /s/ D. SCOTT DAVIS                     Senior Vice President, Chief     August 27, 2003
-------------------------------------------------    Financial Officer and Treasurer
                  D. Scott Davis                         (Principal Financial and
                                                           Accounting Officer)


                /s/ CALVIN DARDEN                       Senior Vice President and       August 27, 2003
-------------------------------------------------                Director
                  Calvin Darden


               /s/ MICHAEL L. ESKEW                    Chairman and Chief Executive     August 27, 2003
-------------------------------------------------                Officer
                 Michael L. Eskew                     (Principal Executive Officer)


                /s/ JAMES P. KELLY                               Director               August 27, 2003
-------------------------------------------------
                  James P. Kelly


                                                                 Director               August   , 2003
-------------------------------------------------
                 Ann M. Livermore


                                                                 Director               August   , 2003
-------------------------------------------------
                Gary E. MacDougal

              /s/ JOSEPH R. MODEROW                  Senior Vice President, Secretary   August 27, 2003
-------------------------------------------------              and Director
                Joseph R. Moderow


                                                                 Director               August   , 2003
-------------------------------------------------
                 Victor A. Pelson


                /s/ LEA N. SOUPATA                      Senior Vice President and       August 27, 2003
-------------------------------------------------                Director
                  Lea N. Soupata


               /s/ ROBERT M. TEETER                              Director               August 27, 2003
-------------------------------------------------
                 Robert M. Teeter


                                                                 Director               August   , 2003
-------------------------------------------------
                 John W. Thompson


                                                                 Director               August   , 2003
-------------------------------------------------
                    Carol Tome


             /s/ THOMAS H. WEIDEMEYER                  Senior Vice President, Chief     August 27, 2003
-------------------------------------------------     Operating Officer and Director
               Thomas H. Weidemeyer

                                 EXHIBIT INDEX

EXHIBIT                            EXHIBIT DESCRIPTION
-------                            -------------------
  1.1     --   Form of Underwriting Agreement.
  4.1     --   Indenture, dated as of August 26, 2003, between United
               Parcel Service, Inc. and Citibank, N.A.
  4.2     --   Form of debt security (included in Exhibit 4.1)
  5.1     --   Opinion of King & Spalding LLP.
 12.1     --   Computation of ratio of earnings to fixed charges.
 23.1     --   Consent of Deloitte & Touche LLP.
 23.2     --   Consent of King & Spalding LLP (included in Exhibit 5.1).
 25.1     --   Statement of Eligibility of the Trustee under the Trust
               Indenture Act of 1939.